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                                                                  EXHIBIT 10(dd)

                           ANNUAL EMPLOYEE INCENTIVE
                  COMPENSATION PLAN FOR CMS ENERGY CORPORATION
                              AND ITS SUBSIDIARIES























Effective January 1, 2003
Approved by Committee on May 23, 2003


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                            ANNUAL EMPLOYEE INCENTIVE
                  COMPENSATION PLAN FOR CMS ENERGY CORPORATION
                              AND ITS SUBSIDIARIES



    I.   GENERAL PROVISIONS

         1.1 PURPOSE. The purpose of the Annual Employee Incentive Compensation Plan ("EIC Plan") is to:


               (a) Provide an equitable and competitive level of compensation that will permit CMS Energy Corporation ("Company") and its subsidiaries to attract, retain and motivate their Employees.

               (b) No payments to Employees in the form of incentive
                   compensation shall be made unless pursuant to a plan approved by the Committee and after express approval of the Committee.

         1.2 EFFECTIVE DATE. The predecessor to the EIC Plan was initially effective as of January 1, 1986 and that predecessor, as amended, is hereby terminated. The EIC Plan as described herein, is effective as of January 1, 2003.

         1.3 DEFINITIONS. As used in this EIC Plan, the following terms have the meaning described below:

               (a) "Annual Award" means an annual incentive award granted under the EIC Plan.

               (b)  "CMS Energy" means CMS Energy Corporation.

               (c) "Committee" means the Committee on Organization and Compensation of the Board of Directors of CMS Energy.

               (d)  "Common Stock" means the common stock of CMS Energy.

               (e)  "Company" means CMS Energy Corporation.

               (f) "Corporate Free Cash Flow" (CFCF) means CMS Consolidated Cash Flow from operating activities, excluding pension contributions and adjusted for GCR Recovery, plus Cash Flow from Investing Activities.

               (g) "Earnings Per Share" (EPS) means the amount of ongoing net income per outstanding CMS Energy Share.

               (h) "Disability" means that a participant has terminated employment with the Company or a Subsidiary and is entitled to disability payments under the Pension Plan.

               (i) "EIC Plan" means the Annual Employee Incentive Compensation Plan for CMS Energy Corporation and Its Subsidiaries, as effective January 1, 2003 and any amendments thereto.


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               (j)  "Employee" means a regular fulltime employee of the
                    Company or a Subsidiary in the salary grades specified in the table contained in Article III of the EIC Plan.

               (k) "GCR Recovery" means actual/forecast incremental GCR recovery during January and February of 2004 calculated as actual/forecast GCR cycle billed sales times above budget GCR factor.

               (k) "Leave of Absence" for purposes of this EIC Plan means a leave of absence that has been approved by the Company or a Subsidiary.

               (l) "Outside Directors" means directors of CMS Energy who are not employed by CMS Energy or a Subsidiary and satisfy the requirements of an "Outside Director" under Code Section 162(m).

               (m) "Pension Plan" means the Pension Plan for Employees of Consumers Energy and Other CMS Energy Companies.

               (n) "Performance Year" means the calendar year prior to the year in which an Annual Award is made by the Committee.

               (o) "Plan Administrator" means the Sr. Vice President - Human Resources of CMS Energy, under the general direction of the Outside Directors on the Committee.

               (p) "Retirement" means that an EIC Plan participant is no longer an active employee and qualifies for a retirement benefit other than a deferred vested retirement benefit under the Pension Plan.

               (q) "Subsidiary" means any direct or indirect subsidiary of the Company.

        1.4 ELIGIBILITY. Regular fulltime employees are eligible for participation in the EIC Plan.


        1.5    ADMINISTRATION OF THE PLAN.

               (a) The EIC Plan is administered by the Sr. Vice President - Human Resources of CMS Energy under the general direction of the Outside Directors who are members of the Committee.

               (b) The Committee, no later than March 30th of the Performance Year, will approve performance goals for the Performance Year.

               (c) The Committee, no later than March 30th of the calendar year following the Performance Year, will review for approval proposed Annual Awards for all EIC Plan participants, as recommended by the Chairman and CEO of the Company. All proposed Annual Awards are subject to approval of the Committee. Before the payment of any Annual Awards, the Committee will certify in writing that the performance goals were in fact satisfied in accordance with Code Section 162(m).

               (d) The Committee reserves the right to modify the performance goals with respect to unforeseeable circumstances or otherwise exercise discretion with respect to proposed Annual Awards as it deems necessary to maintain the spirit and intent of the EIC Plan. The Committee also reserves the right in its discretion to not pay Annual Awards for a Performance Year. All discretionary decisions of the Committee are final.


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  II.   CORPORATE PERFORMANCE GOALS

        2.1 IN GENERAL. The composite Plan Performance Factor will depend on corporate performance in two areas: (1) the net ongoing income per outstanding CMS Energy share (EPS); and (2) the Corporate Free Cash Flow of CMS Energy (CFCF). There will be no payout under the Plan unless a composite Plan Performance Factor of at least 60% is achieved. The composite Plan Performance Factor to be used for payouts will be capped at a maximum of 200%. A table containing the composite Plan Performance Factors shall be created by the Committee for each Performance Year. The table for Performance Year 2003 is set forth below.

            (a) EPS COMPONENT. EPS performance shall constitute 40% of the composite Plan Performance Factor. The 100% EPS goal for the 2003 performance year is $.80 per share, and the EPS component shall increase or decrease by 50% for each $.10 per share change in performance. (Mathematical interpolation shall be used for actual results not shown in the table.) There will be no payout under the plan unless at least $.60 per share is achieved (regardless of CFCF performance).

            (b) CFCF COMPONENT. CFCF performance shall constitute 60% of the composite Plan Performance Factor. The 100% CFCF goal for the 2003 performance year is $400 million, and the CFCF component shall increase or decrease by 25% for each $50 million change in performance. (Mathematical interpolation shall be used for actual results not shown in the table.) There will be no payout under the plan unless at least $250 million is achieved (regardless of EPS performance).


             COMPOSITE PERFORMANCE FACTORS FOR 2003 PERFORMANCE YEAR

------------------------ ----------- ------------ ----------- ----------- ----------- ----------- ----------
      CFCF Component
      (Millions)              $250      $300         $350        $400        $450        $500       $550
------------------------ ----------- ------------ ----------- ----------- ----------- ----------- ----------
EPS COMPONENT

------------------------ ----------- ------------ ----------- ----------- ----------- ----------- ----------
$.60                        NONE        NONE         NONE        60%         75%         90%        105%
------------------------ ----------- ------------ ----------- ----------- ----------- ----------- ----------
$.70                        NONE        NONE         65%         80%         95%         110%       125%
------------------------ ----------- ------------ ----------- ----------- ----------- ----------- ----------
$.80                        NONE         70%         85%         100%        115%        130%       145%
------------------------ ----------- ------------ ----------- ----------- ----------- ----------- ----------
$.90                        75%          90%         105%        120%        135%        150%       165%
------------------------ ----------- ------------ ----------- ----------- ----------- ----------- ----------
$1.00                       95%         110%         125%        140%        155%        170%       185%
------------------------ ----------- ------------ ----------- ----------- ----------- ----------- ----------
$1.10                       115%        130%         145%        160%        175%        190%       200%
------------------------ ----------- ------------ ----------- ----------- ----------- ----------- ----------
$1.20                       135%        150%         165%        180%        195%        200%       200%
------------------------ ----------- ------------ ----------- ----------- ----------- ----------- ----------
$1.30                       155%        170%         185%        200%        200%        200%       200%
------------------------ ----------- ------------ ----------- ----------- ----------- ----------- ----------

    Notes: Mathematical interpolation shall be used for actual results not shown in the table.
    Target Award is Bolded 100% and Maximum Award is Bolded 200%


III.     ANNUAL AWARD FORMULA

         3.1 ANNUAL AWARDS. Annual Awards for each eligible EIC Plan participant will be based upon a standard award as set forth in the table below. The total amount of an EIC participant Annual Award shall be computed according to the annual award formula set forth in Section 3.2.



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
                                                                   YEAR
                                                                    END
                                                                   SALARY
                                   POSITION                        GRADE           STANDARD AWARD AMOUNT
                      ----------------------------
                      Sr. Consultants & Equivalent                  8-10/C                  $1,000
                      Consultants & Equivalent                       5-7/B                  $  750
                      Advisors & Equivalent                          1-4/A                  $  625
                      All Non-exempt Employees                      various                 $  500


         3.2 Annual Awards for EIC participants will be calculated and made as follows:

      INDIVIDUAL AWARD = STANDARD AWARD AMOUNT TIMES PERFORMANCE FACTOR %

IV.  PAYMENT OF ANNUAL AWARDS

         4.1 CASH ANNUAL AWARD. All Annual Awards for a Performance Year will be paid in cash no later than March 31st of the calendar year following the Performance Year provided that they first have been reviewed and approved by the Committee. The amounts required by law to be withheld for income and employment taxes will be deducted from the Annual Award payments. All Annual Awards become the obligation of the company on whose payroll the Employee is enrolled at the time the Committee makes the Annual Award.


         4.2  PAYMENT IN THE EVENT OF DEATH.

              (a) A participant may name the beneficiary of his or her choice on a beneficiary form provided by the Company, and the beneficiary shall receive payment in the event that the Participant dies prior to receipt of a cash Annual Award. If a beneficiary is not named, the payment will be made to the first surviving class as follows:

                            1. Widow or Widower
                            2. Children, per capita
                            3. Parents, per capita
                            4. Brothers and Sisters, per capita
                            5. Estate of the Deceased

              (b) A participant may change beneficiaries at any time, and the change will be effective as of the date the participant completes and signs the beneficiary form, whether or not the participant is living at the time the request is received by the Company. However, the Company or the applicable Subsidiary will not be liable for any payments made before receipt of a written request.

V.   CHANGE OF STATUS

              Payments in the event of a change in status will not apply if no awards are made for the performance year.

        5.1 PRO-RATA ANNUAL AWARDS. A new EIC participant, hired during the Performance Year will receive a pro rata Annual Award based on the percentage of the Performance Year in which the employee is employed.



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        5.2   TERMINATION. An EIC participant whose employment is terminated pursuant to a violation of the Company code of conduct or other corporate policies will not be considered for an Annual Award.

        5.3 RESIGNATION. An EIC participant who resigns during or after a Performance Year will not be eligible for an Annual Award. If the resignation is due to reasons such as a downsizing or reorganization, or the ill health of the employee or ill health in the immediate family, the employee may petition the Committee and may be considered, in the discretion of the Committee, for a pro rata Annual Award. The Committee's decision to approve or deny the request for a pro rata Annual Award shall be final.

        5.4 DEATH, DISABILITY, RETIREMENT, LEAVE OF ABSENCE. An EIC participant whose status as an active employee is changed during the Performance Year due to death, Disability, Retirement, or Leave of Absence will receive a pro rata Annual Award.

  VI.    MISCELLANEOUS

        6.1 IMPACT ON BENEFIT PLANS. Payments made under the Plan will be not be considered as earnings for purposes of the Employees' Savings Plan, Pension Plan, or other employee benefit programs.

        6.2 IMPACT ON EMPLOYMENT. Neither the adoption of the Plan nor the granting of any Annual Award under the Plan will be deemed to create any right in any individual to be retained or continued in the employment of the Company or any corporation within the Company's control group.

        6.3 TERMINATION OR AMENDMENT OF THE PLAN. The Company at any time may, in writing, terminate or amend the Plan.


        6.4 GOVERNING LAW. The Plan will be governed and construed in accordance with the laws of the State of Michigan.


        6.5 DISPUTE RESOLUTION. Any disputes related to the Plan should first be brought to the Plan Administrator. If that does not result in a mutually agreeable resolution, then the dispute shall be subject to final and binding arbitration before a single arbitrator selected by the parties to be conducted in Jackson, Michigan. The arbitration will be conducted and finished within 90 days of the selection of the arbitrator. The parties shall share equally the cost of the arbitrator and of conducting the arbitration proceeding, but each party shall bear the cost of its own legal counsel and experts and other out-of-pocket expenditures.

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